               HEMISPHERX BIOPHARMA, INC.
                 1617 JFK Boulevard
           Philadelphia, Pennsylvania 19103


       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
            TO BE HELD ON AUGUST 14, 2002

To the Stockholders of Hemispherx Biopharma, Inc.:

	You are cordially invited to attend the Annual
Meeting of Stockholders of Hemispherx Biopharma, Inc.
("Hemispherx"), a Delaware corporation, to be held at the Embassy Suites, 1776 Benjamin Franklin Parkway,
Philadelphia Pennsylvania 19103, on Wednesday,
August 14, 2002, at 10:00 a.m. local time, for the following purposes:

	1. To elect five members to the Board of Directors of Hemispherx to serve until their respective successors are elected and qualified;

	2. To ratify the selection by Hemispherx of BDO
Seidman LLP, independent public accountants, to audit the financial statements of Hemispherx for the year ending December 31, 2002; and

	3. To transact such other matters as may properly come before the meeting or any adjournment thereof.

	Only stockholders of record at the close of business on June 17, 2001 are entitled to notice of and to vote at the meeting.

	A proxy statement and proxy are enclosed. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the self addressed stamped envelope provided. If you attend the meeting in person, you may withdraw your proxy and vote your shares. We have also enclosed our annual report on Form 10-K for the fiscal year ended December 31, 2001.

		By Order of the Board of Directors

		s\Ransom W. Etheridge, Secretary

Philadelphia, Pennsylvania
June 24, 2002

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PROXY STATEMENT


	  HEMISPHERX BIOPHARMA, INC.
             1617 JFK Boulevard
       Philadelphia, Pennsylvania 19103


	      INTRODUCTION


	This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders of Hemispherx to be held on Wednesday, August 14, 2002, and at any adjournments.
 The accompanying proxy is solicited by the Board of Directors of Hemispherx and is revocable by the stockholder by notifying Hemispherx's Corporate
Secretary at any time before it is voted, or by voting in person at the annual meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about June 24, 2002. The principal executive offices of Hemispherx are located at 1617 JFK
Boulevard, Philadelphia, Pennsylvania 19103, telephone
(215) 988-0080.


	OUTSTANDING SHARES AND VOTING RIGHTS

RECORD DATE; OUTSTANDING SHARES

	Only stockholders of record at the close of business on June 17, 2002, are entitled to receive notice of, and vote at the annual meeting. As of June 17, 2002, the number and class of stock outstanding and entitled to vote at the meeting was 32,812,562 shares of common stock, par value $.001 per share. Each share of common stock is entitled to one vote on all matters.
No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

	The nominees receiving the highest number of votes cast by the holders of common stock will be elected as Hemispherx's directors and constitute the entire board of directors of Hemispherx. The affirmative vote of at least a majority of the shares represented and voting at the annual meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. A quorum is representation in person or by proxy at the annual meeting of a majority of the outstanding shares of Hemispherx on the record date.


REVOCABILITY OF PROXIES

	If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with the

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corporate secretary of Hemispherx at its principal
offices, 1617 JFK Boulevard, Suite 660, Philadelphia,
PA 19103, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

	Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize
William A. Carter and Ransom W. Etheridge and each of them to represent you and vote your shares at the meeting in accordance with your instructions. Messrs.
Carter and Etheridge and each of them may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

	Hemispherx has borne the cost of preparing, assembling and mailing this proxy solicitation material.
The total cost estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of stockholders is approximately $35,000 Hemispherx may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners.
Proxies may be solicited by certain of Hemispherx's directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

	We have hired the firm of MacKenzie Partners, Inc.
to assist in the solicitation of proxies on behalf of the Board of Directors. MacKenzie has agreed to perform this service for a proposed fee of $5,000.00 plus out-of-pocket expenses.

ADJOURNED MEETING

	The chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place. Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjournment meeting are not announced at the meeting which the adjournment is taken, then the Secretary of the Corporation shall give written notice of the time, date and place of the adjournment meeting not less than ten (10) days prior to the date of the adjournment meeting. Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days or in successive adjournments to a date more than 120 days after the original date fixed for the meeting.

TABULATION OF VOTES

	The votes will be tabulated and certified by Hemispherx's transfer agent.

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VOTING BY STREET NAME HOLDERS

	If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").


QUORUM; ABSTENTIONS; BROKER NON-VOTES

	The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock entitled to vote at the annual meeting, in person or by proxy. Shares that are voted "FOR,"
"AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

	While there is no definitive statutory or case law
authority in Delaware as to the proper treatment of
abstentions, Hemispherx believes that abstentions should
be counted for purposes of determining both: (i) the
presence or absence of a quorum for the transaction of
business; and (ii) the total number of votes cast with
respect to a proposal (other than the election of
directors).   In the absence of controlling precedent to
the contrary, Hemispherx intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal (other than the election of directors).

	Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted.
Hemispherx intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

	Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2003 Annual Meeting of Stockholders must be received by the Company's Secretary, at Hemispherx Biopharma,
Inc., 1617 JFK Boulevard, Philadelphia, PA 19103 no later than February 23, 2003.

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	Pursuant to the Company's Restated and
Amended Bylaws all stockholder proposals may be brought before an annual meeting of stockholders only upon timely notice thereof in writing having been given the Secretary of the Company. To be timely, a stockholder's notice, for all stockholder proposals other than the nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders;
provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder's notice in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. To be timely, a stockholder's notice, with respect to a stockholder proposal for nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder's notice in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. Provided, however, in the event that the stockholder proposal relates to the nomination of candidates for director and the number of directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. All stockholder proposals must contain all of the information required under the Company's Bylaws, a copy of which is available upon written request, at no charge, from the Secretary. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


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
PROPOSALS TO SHAREHOLDERS

                   PROPOSAL NO. 1
	       ELECTION OF DIRECTORS

	Each nominee to the board of directors will serve until the next annual meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

	Unless otherwise specified, the enclosed proxy will be voted in favor of the election of William A. Carter, Richard
C. Piani, Ransom W. Etheridge, William M. Mitchell and
Iraj-Eqhbal Kiani. Information is furnished below with respect to all nominees.

	Set forth below is the biographical information of the nominees and directors of Hemispherx:

WILLIAM A. CARTER, M.D., 64, the co-inventor of
Ampligen, joined Hemispherx in 1978, and served as Chief
Executive Officer and Chief Scientist from 1985 to 1988.
After a brief hiatus, Dr. Carter rejoined Hemispherx in May, 1989 as Chief Scientific Officer, a position that he continues to hold. In addition, Dr. Carter has served as Chairman of the Board of Directors since 1992, Chief Executive Officer since
1993 and President since 1995. Dr. Carter has been a Director since 1987. Dr. Carter was a leading innovator in the development of human interferon for a variety of treatment indications including various viral diseases and cancer. Dr. Carter received the first FDA approval to initiate clinical trials on a beta interferon product manufactured in the U.S. under his supervision. He received his M.D. degree from Duke
University and underwent his post-doctoral training at the National Institutes of Health and Johns Hopkins University.
Dr. Carter also served as Professor of Neoplastic Diseases at Hahnemann Medical University, a position he held from 1980 to 1998. Dr. Carter served as Director of Clinical Research for Hahnemann Medical University's Institute for Cancer and
Blood Diseases, and as a professor at Johns Hopkins School of Medicine and the State University of New York at Buffalo.
Dr. Carter is a Board certified physician and author of more than 200 scientific articles, including the editing of various textbooks on anti-viral and immune therapy.

RICHARD C. PIANI, 75, has been a director of Hemispherx since May 1995. Mr. Piani was employed as a principal delegate for Industry to the City of Science and Industry, Paris, France, a scientific and educational complex, from 1985 through 2000. Mr. Piani provided consulting to Hemispherx in 1993, with respect to general business strategies for Hemispherx's European operations and markets. Mr. Piani served as Chairman of Industrielle du Batiment-Morin, a building materials corporation, from 1986 to 1993.
Previously Mr. Piani was a Professor of International Strategy at Paris Dauphine University from 1984 to 1993. From 1979 to 1985, Mr. Piani served as Group Director in Charge of International and Commercial Affairs for Rhone-Poulenc and from 1973 to 1979 he was Chairman and Chief Executive
Officer of Societe "La Cellophane", the French company which invented cellophane and several other worldwide products.
  Mr. Piani has a Law degree from Faculte de Droit, Paris Sorbonne and a Business Administration degree from Ecole des Hautes Etudes Commerciales, Paris.

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RANSOM W. ETHERIDGE, 63, has been a director of
Hemispherx since October 1997, and presently serves as our Secretary. Mr. Etheridge first became associated with Hemispherx in 1980 when he provided consulting services to Hemispherx and participated in negotiations with respect to Hemispherx's initial private placement through Oppenheimer
& Co., Inc.  Mr. Etheridge has been practicing law since
1967, specializing in transactional law. Mr. Etheridge is a member of the Virginia State Bar, a Judicial Remedies Award Scholar and has served as President of the Tidewater Arthritis Foundation. He is a graduate of Duke University, the Wharton School Business Real Estate Investment Analysis Seminar, and the University of Richmond School of Law.

WILLIAM M. MITCHELL, M.D., 67, has been a director since July 1998. Mr. Mitchell is a Professor of Pathology at Vanderbilt University School of Medicine. Dr. Mitchell earned an M.D. from Vanderbilt and a Ph.D. from Johns
Hopkins University, where he served as an Intern in Internal Medicine, followed by a Fellowship at its School of Medicine.
 Dr. Mitchell has published over 200 papers, reviews and abstracts dealing with viruses and anti-viral drugs. Dr. Mitchell has worked for and with many professional societies, including the International Society for Interferon Research, and committees, among them the National Institutes of Health, AIDS and Related Research Review Group. Dr. Mitchell previously served as a director of Hemispherx from 1987 to 1989.

IRAJ-EQHBAL KIANI, M.B.A.,PH.D., was appointed to the Board of Directors on May 1, 2002. Dr. Kiani is a citizen of England and resides in Newport, California. As a native of Iran, Dr. Kiani served in various local government positions including the Governor of Yasoi, Capital of Boyerahmad, Iran. In 1980, Dr. Kiani moved to England, where he established and managed several trading companies over a period of some 20 years. Dr. Kiani is a planning and logistic specialist who is now applying his knowledge and experience to build a worldwide immunology network which will use the Company's proprietary technology. Dr. Kiani received his Ph.D. degree from the University of Warwick in England.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN
THE BEST INTERESTS OF HEMISPHERx AND ITS STOCKHOLDERS
AND RECOMMENDS A VOTE "FOR" ALL FIVE OF THE ABOVE-NAMED
NOMINEE DIRECTORS OF HEMISPHERx'.

	INFORMATION CONCERNING BOARD MEETINGS

	 Hemispherx board of directors met four times, the Compensation Committee met once, the Audit Committee met four times, and the Strategic Planning Committee met once during the fiscal year ended December 31, 2001. The incumbent directors attended at least 75% of the Board
Meetings.

    INFORMATION CONCERNING COMMITTEES OF THE BOARD

	The board of directors maintains the following committees:

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Executive Committee.

	The Executive Committee is composed of William A.
Carter, Chief Executive Officer and President, Ransom W.
Etheridge, Secretary and Iraj-Eqhbal Kiani.  The Executive
Committee makes recommendations to management regarding general business matters of Hemispherx.

Compensation Committee.

	The Compensation Committee is composed of Ransom W.
Etheridge, Secretary and director, and Richard C. Piani, director. The Compensation Committee makes recommendations concerning salaries and compensation for employees of and consultants to Hemispherx.

Audit Committee.

	The Audit Committee is composed of Ransom W.
Etheridge, William M. Mitchell and Richard C. Piani. Mr. Etheridge, as a matter of convenience, serves as Secretary of the Company and receives no compensation for such and is substantially supported by Josephine Dolhancryk, Assistant Secretary, in fulfilling the duties of the office. The Company believes Mr. Etheridge and all other members of this committee to be independent of management and free of any relationship that would interfere with their exercise of independent judgement as members of this committee. The principal functions of the Audit Committee are to serve as an independent and objective party to assist the Board of Directors in monitoring the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, and the independence and performance of the Company's auditors.

Audit Committee Report.

	The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter prepared and adopted by the Board of Directors. The Committee recommends to the Board of Directors, subject to shareholders' ratification, the selection of the Company's independent accountants.

	Management is responsible for the Company's internal controls and financial reporting process. The Company's independent accountants, BDO Seidman, LLP ("BDO"), are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and for expressing an opinion on the conformity of the financial statements to accounting principles generally accepted in the United States of America. The Committee's responsibility, as the representative of the Board of Directors, is to monitor and oversee the processes.

	In this context, the Committee met and held discussions with management and BDO. Management

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
represented to the Committee that the Company's audited financial statements were prepared in accordance with accounting principles generally accepted with the United States of America, and the Committee has reviewed and discussed the audited financial statements with management and BDO.
In addition, the Committee has discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees. The
Audit Committee also has received the written disclosures and letter from BDO required by Independence Standards Board Standard No. 1 Independence Discussions with Audit
Committees, and has discussed with BDO its independence from the Company.

	Based on reviews, discussions and other matters referred to in the preceding paragraph, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report Form on Form 10-K for the fiscal year ended December 31, 2001.

This report is submitted by the Audit Committee of the Company's Board of Directors.

               Ransom W. Etheridge
               William M. Mitchell
               Richard C. Piani

Strategic Planning Committee.

	The Strategic Planning Committee is composed of
William A. Carter and Richard C. Piani. The Strategic
Planning Committee makes recommendations to the board of directors of priorities in the application of Hemispherx's financial assets and human resources in the fields of research, marketing and manufacturing. The Strategic Planning
Committee has engaged a number of leading consultants in healthcare, drug development and pharmaeconomics to assist in the analysis of various products being developed and/or potential acquisitions being considered by Hemispherx.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following sets forth biographical information about
Hemispherx's executive officers:

	Name			Age	Position

William A. Carter, M.D.		64	Chairman,
                                        Chief Executive Officer
                                        and President
Robert E. Peterson		65	Chief Financial Officer

David R. Strayer, M.D.		56	Medical Affairs, Regulatory
					Affairs
Carol A. Smith, Ph.D.		50	Director of Manufacturing
				        and Process Development
Josephine M. Dolhancryk		39	Treasurer, Assistant Secretary

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
For biographical information about William A. Carter, M.D., please see the discussion under the heading "Proposal No. 1
Election of Directors" above.

ROBERT E. PETERSON has served as Chief Financial
Officer of the Company since April, 1993 and served as an Independent Financial Advisor to the Company from 1989 to April, 1993. Also, Mr. Peterson has served as Vice President of the Omni Group, Inc., a business consulting group based in Tulsa, Oklahoma since 1985. From 1971 to 1984, Mr.
Peterson worked for PepsiCo, Inc. and served in various financial management positions including Vice President and Chief Financial Officer of PepsiCo Foods International and PepsiCo Transportation, Inc. Mr. Peterson is a graduate of Eastern New Mexico University.

DAVID R. STRAYER, M.D. who served as Professor of
Medicine at the Medical College of Pennsylvania and Hahnemann University, has acted as the Medical Director of the Company since 1986. He is Board Certified in Medical Oncology and Internal Medicine with research interests in the fields of cancer and immune system disorders. Dr. Strayer has served as principal investigator in studies funded by the Leukemia Society of America, the American Cancer Society, and the National Institutes of Health. Dr. Strayer attended the School of Medicine at the University of California at Los Angeles where he received his M.D. in 1972.

CAROL A. SMITH, Ph.D. has served as the Company's
Director of Manufacturing and Process Development since
April 1995, as Director of Operations since 1993 and as the Manager of Quality Control from 1991 to 1993, with responsibility for the manufacture, control and chemistry of Ampligenr. Dr. Smith was Scientist/Quality Assurance
Officer for Virotech International, Inc. from 1989 to 1991 and Director of the Reverse Transcriptase and Interferon Laboratories and a Clinical Monitor for Life Sciences, Inc. from 1983 to 1989. She received her Ph.D. from the University of South Florida College of Medicine in 1980 and was an NIH post-doctoral fellow at the Pennsylvania State University College of Medicine.

JOSEPHINE M. DOLHANCRYK joined the Company in
1990 as Office Manager, was promoted to Executive Assistant to the Chairman of the Board and Chief Executive Officer in 1991 and Assistant Secretary, Treasurer and Executive
Administrator in 1995. From 1989 to 1990 Mrs. Dolhancryk was President of Medical/Business Enterprises. Mrs.
Dolhancryk was employed by Children's Hospital of Philadelphia from 1984 to 1989, where she also served as research coordinator on a drug study from 1986 to 1988.
Mrs. Dolhancryk attended Saint Joseph's University and
Delaware County College.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	We have employment agreements with certain of our executive officers and have granted our officers and directors of the Company options and warrants to purchase common stock of the Company, as discussed under the headings
"Compensation of Executive Officers and Directors" and
"Security Ownership of Certain Beneficial Owners and
Management" below.

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
	Ransom W. Etheridge, a Director of the Company is an attorney in private practice who has rendered corporate legal services to us from time to time, for which he has received fees. Richard C. Piani, a Director of the Company, lives in Paris, France and assists the Company's European subsidiary in their dealings with medical institutions and the European Medical Evaluation Authority. William M.
Mitchell, M.D., a Director of the Company, works with David R. Strayer, M.D. (our Medical Director) in establishing clinical trial protocols as well as other scientific work for the Company from time to time. For these services, these Directors were paid an aggregate of $144,955 in the year
2001.  No individual Director was paid in excess of $60,000.

	William A. Carter, Chief Executive Officer of the Company, received an aggregate of $21,949 in short term advances in 2001 which were repaid as of April 3, 2002. All advances bear interest at 6% per annum. The Company loaned $60,000 to Ransom W. Etheridge, a Director of the Company in November, 2002 for the purpose of exercising 15,000 Class A Redeemable warrants. This loan bears interest at 6% per annum. Dr. Carter's short term advances and Mr. Etheridge's loan were approved by the Board of Directors.

We paid $51,750 to Carter Realty for the rental of property used by us for business purposes at various times in 2001.
The property is owned by others and managed by Carter
Realty. Carter Realty is owned by Robert Carter, the brother of William A. Carter.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

	Section 16(a) of the Exchange Act requires
Hemispherx's officers and directors, and persons who own more than ten percent of a registered class of Hemispherx's equity securities, to file reports with the Securities and Exchange Commission reflecting their initial position of ownership on Form 3 and changes in ownership on Form 4 or Form 5.

	Based solely on a review of the copies of such forms received by Hemispherx, Hemispherx believes that , during the fiscal year ended December 31, 2001, its officers, directors and ten percent stockholders complied with all applicable Section 16(a) filing requirements on a timely basis, with Dr. Carter filing one Form 5 to correct the lack of timely filing of one Form 4.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECRTORS

	The summary compensation table below sets forth the aggregate compensation paid or accrued by Hemispherx for the fiscal years ended December 31, 2001, 2000 and 1999 to
(I) the Chief Executive Officer and (ii) Hemispherx's four most highly paid executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year and whose total annual salary and bonus exceeded $100,000 (collectively, the "Named
Executives").


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
                             SUMMARY COMPENSATION TABLE

                                               Restricted Stock Warrants &    All Other
Name and Principal Position   Year  Salary ($) Awards           Option Awards Compensation (1)
                              ----  ---------- ---------------- ------------- ----------------
William A. Carter,            2001   $456,608          -         (2)386,650    (5)100,000
Chairman of the Board and CEO 2000 (4)539,620          -              -            22,917
                              1999 (4)531,810          -         (5)100,000        17,672

Robert E. Peterson,           2001   $146,880          -         (3) 40,000          -
Chief Financial Officer       2000    145,944          -              -              -
                              1999    138,930          -              -              -

David R. Strayer, M.D.,       2001   $174,591          -         (7) 10,000          -
Medical Director              2000    172,317          -              -              -
                              1999 (6)166,231          -              -              -

Carol A. Smith, Ph.D.,        2001   $124,800          -         (7) 10,000          -
Director of Manufacturing     2000    124,800          -              -              -
                              1999    120,000          -         (8)  5,000          -


(1)	Consists of insurance premiums paid by Hemispherx with
respect to term life and disability insurance for the benefit of the named executive officer.

(2) 	Consists of 188,325 warrants to purchase common stock at
$6.00 per share and 188,325 warrants to purchase common
stock at $9.00 per share.  Also includes a stock option grant of
10,000 shares exercisable at $4.03 per share.

(3)	Consists of a stock option grant of 10,000 shares exercisable at $4.03 per share and 30,000 warrants to purchase common
stock at $5.00 per share.

(4)	Includes a bonus of $90,397 paid in 1999 and 2000.  Also
includes funds previously paid to Dr. Carter by Hahnemann
Medical University where he served as a professor until 1998.
This compensation was continued by the Company and
totaled $79,826 in each of 1999, and 2000 and 2001.

(5)	Represents warrants to purchase common stock exercisable at
$6.25 per share.

(6) Includes $98,926 paid by Hahnemann Medical University where Dr. Strayer served as a professor until 1998. This compensation was continued by the Company in 1999, 2000 and 2001.

(7)	Consists of stock option grant of 10,000 shares exercisable at
$4.03 per share.

(8)	Represents warrants to purchase 5,000 shares of common
stock at $4.00 per share

The following table sets forth certain information regarding the stock options and warrants granted during 2001 to the executive officers named in the above Summary Compensation Table.

                           PERCENTAGE
                           OF TOTAL
               NUMBER OF   OPTIONS AND                          POTENTIAL REALIZABLE
               SECURITIES  WARRANTS
               UNDERLYING  GRANTED TO     EXERCISE              VALUE AT ASSUMED RATES
               OPTIONS AND EMPLOYEES      PRICE                 OF STOCK PRICE
               WARRANTS    IN FISCAL      PER       EXPIRATION  APPRECIATION FOR
NAME           GRANTED     YEAR 2001(2)   SHARE (3) DATE        OPTION AND WARRANTS TERM
------------   ---------   -----------    --------- ----------- ------------------
                                                                  5% (4)    10%(4)
                                                                 --------   --------
Carter, W.A.   10,000       10.64%      $4.03       1/03/11     $   25,344 $   64,228
Carter, W.A.  376,650*      43.97%      $6.00-$9.00 2/22/06     $1,557,433 $3,836,033
Peterson, R.   10,000       10.64%      $4.03       1/03/11     $   25,344 $   64,228
Peterson, R.   30,000*       3.50%      $5.00       4/30/06     $   82,699 $  203,692
Smith, C.      10,000       10.64%      $4.03       1/03/11     $   25,344 $   64,228
Strayer, D.    10,000       10.64%      $4.03       1/03/11     $   25,344 $   64,228
* Amounts indicate warrants granted.

(1) Options vest over a three year period. Warrants vest immediately.
(2) Total options and warrants issued to employees in 2001 were 94,000 and 856,650, respectively.
(3) The exercise price is equal to the closing price of the Company's common stock on date of issuance.
(4) Potential realizable value is based on an assumption that the market price of the common stock appreciates at the stated rates compounded annually, from the date of grant until the end of the respective option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUE

	              Shares     	    Securities Underlying	     Value of Unexercised
	            Acquired on    Value    Unexercised Option	             In-the-Money Options
Name	             Exercise     Realized  at Fiscal Year End (#)	at Fiscal Year End ($) (1)
--------------------------------------------------------------------------------------------------
             	       (#) 	    ($)     Exercisable   Unexercisable	Exercisable  Unexercisable
                     --------     --------  -----------   ------------- -----------  -------------
William A. Carter	-             -     3,297,878 (2)   7,500 (3)	$1,002,735	$3,675

Robert E. Peterson	-             -       210,074 (4)   7,500 (3)	     2,218	 3,675

David R. Strayer	-             -        72,500 (5)   7,500 (3)	    11,275	 3,675

Carol A. Smith	        -             -        14,291 (6)   7,500 (3)	    10,516	 3,675


(1) Computation based on $4.50, the December 31, 2001 closing bid price for the common stock on the American Stock
Exchange.

(2) Represents (i) 1,400,000 currently exercisable Warrants issued under Rule 701 of the Securities Act to purchase common stock at $3.50 per share; (ii) 73,728 stock options to purchase common stock at $2.71 per share; (iii) warrants to purchase
465,000 shares of common at $1.75 per share; (iv) warrants to purchase 680,000 shares of common stock at a weighted average of $4.82 per share, warrants to purchase 300,000 shares of common stock at $6.00 per share; (v) 376,650 warrants to purchase common stock at a weighted average of $7.50 per share and 2,500 stock options to purchase common stock at $4.03 per share.

(3) Represents options to purchase 7,500 shares of common stock at $4.03 per share.

(4) Represents (i) 27,574 stock options exercisable at an average price of $3.92 per share; (ii) 50,000 warrants to purchase common stock at $3.50 per share; (iii) 130,000 warrants to purchase common stock at $5.00 per share and (iv) 2,500 stock options exercisable at $4.03 per share.

(5) Represents (i) 20,000 stock options exercisable at $3.50 per share; (ii) 50,000 warrants to purchase common stock at $4.00 per share; (iii) and stock options to purchase 2,500 shares of common stock at $4.03 per share.

(6) Consists of 5,000 warrants to purchase common stock at $4.00 per share; 6,791 stock options exercisable at $3.50 per share and 2,500 stock options exercisable at $4.03 per shares.

Employment Agreements

	Hemispherx entered into an amended and restated employment agreement with its President and Chief Executive Officer, Dr. William A. Carter, dated as of December 3,
1998, which provided for his employment until May 8, 2004 at an initial base annual salary of $361,586, subject to annual cost of living increases. In addition, Dr. Carter could receive an annual performance bonus of up to 25% of his base salary, at the sole discretion of the board of directors. Dr. Carter will not participate in any discussions concerning the determination of his annual bonus. Dr. Carter is also entitled to an incentive bonus of 0.5% of the gross proceeds received by Hemispherx from any joint venture or corporate partnering arrangement, up to an aggregate maximum incentive bonus of $250,000 for all such transactions. Dr. Carter's agreement also provides that he be paid a base salary and benefits through May 8, 2004 if he is terminated without "cause", as that term is defined in the agreement. Pursuant to his original agreement, as amended on August 8, 1991, Dr. Carter was granted options to purchase 73,728 shares of Hemispherx's common stock at an exercise price of $2.71 per share. The agreement is automatically renewed for successive one year periods unless written notice of refusal to renew is given by one party to the other at least 90 days prior to the expiration of the renewal period.

	Hemispherx entered into an amended and restated employment agreement with Robert E. Peterson dated
February 26, 2001 which provides for Mr. Peterson's employment as Hemispherx's Chief Financial Officer until December 31, 2002 at an annual base salary of $146,880 per year, subject to annual cost of living increase. In addition, Mr. Peterson shall receive bonus compensation upon Federal Drug Administration approval of Ampligen based on the number of years of his employment by Hemispherx up to the date of such approval. Mr. Peterson also received 30,000 warrants to purchase shares of common stock with an exercise price of $5.00.

Compensation of Directors

	During the year ended December 31, 2001, each non-employee Director received an annual retainer of $35,000 for serving on the Board of Directors. In addition, each non-employee Director received $1,000 for each meeting attended.
 The Chairman of the Board committees received an additional retainer of $5,000 per year and committee members receive an additional retainer of $3,000 per year. All non-employee directors received some compensation in 2001 for special project work performed on behalf of Hemispherx. All directors have been granted options to purchase common stock under Hemispherx's 1990 Stock Option Plan and\or Warrants to purchase common stock. Hemispherx believes such compensation and payments are necessary in order for Hemispherx to attract and retain qualified outside directors.


1993 Stock Option Plan

	Hemispherx's 1993 Stock Option Plan (1993 Plan), provides for the grant of options for the purchase of up to an aggregate of 138,240 shares of common stock to Hemispherx's employees, directors, consultants and others whose efforts are important to the success of Hemispherx.
The 1993 Plan is administered by the Compensation
Committee of the board of directors, which has complete discretion to select the eligible individuals to receive and to establish the terms of option grants. The 1993 Plan provides for the issuance of either non-qualified options or incentive stock options, provided that incentive stock options must be granted with an exercise price of not less than fair market value at the time of grant and that non-qualified stock options may not be granted with an exercise price of less than 85% of the fair market value at the time of grant. The number of shares of common stock available for grant under the 1993
Plan is subject to adjustment for changes in capitalization. This plan terminates as of July 7, 2003. To date, no options have been granted under the 1993 Plan.

1992 Stock Option Plan

	Hemispherx's 1992 Stock Option Plan (1992 Plan), provides for the grant of options for the purchase of up to an aggregate of 92,160 shares of common stock to Hemispherx's employees, directors, consultants and others whose efforts are important to the success of Hemispherx. The 1992 Plan is administered by the Compensation Committee of the board of directors, which has complete discretion to select the eligible individuals to receive and to establish the terms of option grants. The 1992 Plan provides for the issuance of either non-qualified options or incentive stock options, provided that incentive stock options must be granted with an exercise price of not less than fair market value at the time of grant and that non-qualified stock options may not be granted with an exercise price of less than 50% of the fair market value at the time of grant. The number of shares of common stock available for grant under the 1992 Plan is subject to adjustment for changes in capitalization. This plan expires as of December 3, 2002. To date, no options have been granted under the 1992 Plan.

1990 Stock Option Plan

	Hemispherx 1990 Stock Option Plan, as amended, provides for the grant of options to employees, directors, officers, consultants and advisors of Hemispherx for the purchase of up to an aggregate of 460,798 shares of common stock. The plan is administered by the Compensation
Committee of the board of directors, which has complete discretion to select eligible individuals to receive and to establish the terms of option grants. The number of shares of Common stock available for grant under the 1990 Plan is subject to adjustment for changes in capitalization. As of December 31, 2000, options to acquire an aggregate of 245,782 shares of the common stock were available for grants under the 1990 plan. This plan remains in effect until terminated by the Board of Directors or until all options are issued.


401(K) Plan

	In December 1995, Hemispherx established a defined contribution plan, effective January 1, 1995, the Hemispherx Biopharma employees 401(K) Plan and Trust Agreement. All full time employees of Hemispherx are eligible to participate in the 401(K) plan following one year of employment. Subject to certain limitations imposed by federal tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions per annum. Participants' contributions to the 401(K) plan may be matched by Hemispherx at a rate determined annually by the board of directors. Each participant immediately vests in his or her deferred salary contributions, while Hemispherx contributions will vest over one year. In 2001 Hemispherx provided matching contributions to each employee for up to 6% of annual pay for a total contribution of $47,538 for all employees.


Compensation Committee Interlocks and Insider
Participation

	During the fiscal year ended December 31, 2001, the members of Hemispherx's Compensation Committee were
Ransom W. Etheridge and Richard Piani.   Mr. Etheridge
serves as the Company's Secretary and is an attorney in private practice and has rendered legal services to Hemispherx for which he received a fee. Mr. Piani lives in Paris, France and assists the Company's European subsidiary in their dealings with medical institutions and the European Medical Evaluation Authority for which he received a fee in 2001.
The fees paid to Mr. Etheridge and Mr. Paini in 2001 were less than $60,000 each.

	Notwithstanding anything to the contrary, the following report of the Compensation Committee, the report of the Audit Committee on page 7, and the performance graph on page 20 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Compensation

	The Compensation Committee makes recommendations concerning salaries and compensation for employees of and consultant to Hemispherx. In general, the Compensation
Committee seeks to link the compensation paid to each executive officer to the performance of such executive officer.
 Within these parameters, the executive compensation that is competitive with companies of comparable size and with similar market and operating characteristics.

	The Company's policy is that executive compensation should be directly and materially related to the short-term and long-term operating performance and objectives of the Company. As such, the Compensation Committee has determined that compensation of executive officers should include a mixture of short and long range compensation elements which are intended to attract, motivate and retain competent executive personnel, increase executive ownership interests in the Company and improve operating performance of the Company.

There are three elements in Hemispherx's executive compensation program, all determined by individual and corporate performance:

             *Base salary
             *Annual incentive
             *Long-term incentive

	Base Salary

	In establishing base salary levels for individual executives, the Compensation Committee will consider factors such as the executive's scope of responsibility, current and future potential performance, and overall competitive positioning relative to comparable positions at other companies. The objective of the Company is to structure salaries that are competitive with those of similarly situated companies.

	The Summary Compensation Table shows amounts earned during 2001 by our executive officers. The base salary compensation for each of Dr. William A. Carter and Robert
E. Peterson is set by the terms of the employment engagement agreement entered into with each Executive Officer.
Hemispherx established the base salary for its Chief Executive Officer, Dr. William A. Carter under an employment agreement dated December 31, 1998 for a base salary of $361,586 until May 8, 2004. Hemispherx also extended its engagement agreement with Robert E. Peterson, Chief
Financial Officer, which provides for a base salary of $146,880 until December 31, 2002. Dr. Carter's and Mr. Peterson's agreements provide for annual cost of living increases. Dr. Carter's compensation also includes funds previously paid to Dr. Carter by Hahnemann Medical
University where he served as a professor until 1998. This compensation was continued by company and totaled $79,826 in each of 1999, 2000 and 2001.

	Annual Incentives

	Annual incentive bonus awards are granted from time to time to executives in recognition of their contribution to the Company's business and operations, as measured against competitors of the company and the Company's internal budgets and operating plans.

	Under the terms of their respective agreements with the Company, our Chief Executive Officer and President, Dr.
William A. Carter, and our Chief Financial Officer, Robert E.
Peterson, may receive an annual incentive bonus as determined by the Compensation Committee based on such executive officer's performance during the previous calendar year. The cash bonus awarded to the Company's Chief
Executive Officer in 1999 and 2000 was determined on provisions of his employment agreement.

	Long-Term Incentives

	The Company grants long-term incentive awards periodically to align a significant portion of the executive compensation program with shareholder interests over the long-term through encouraging and facilitating executive stock ownership. Executives are eligible to participate in the Company's incentive stock option plans. In 2001 the Compensation Committee approved a grant of 376,650 warrants to our Chief Executive Officer and President, Dr. William Carter. This grant consists of 188,325 warrants to purchase common stock at $6.00 per share and 188,325 warrants to purchase common stock at $9.00 per share. All warrants expire on February 22, 2006 unless previously exercised. Also, our Chief Financial Officer, Robert E. Peterson was granted 30,000 warrants to purchase common stock at $5.00 per share which expires April 30, 2006 unless previously exerecised.

	Chief Executive Officer Compensation

	The Summary Compensation Table shows that during the year 2001 the Company's Chief Executive Officer and President, Dr. William A. Carter earned $376,782 in base compensation pursuant to the terms of his employment agreement. In addition, Dr. Carter's compensation in 2001 also includes funds previously paid by Hahnemann University where he served as a Professor until 1998. In 2001, Dr.Carter also received an aggregate of $21,949 in short term advances bearing interest at 6% per annum, of which the outstanding balance was repaid as of April 3, 2002.

	The Compensation Committee believes that Dr. Carter's total compensation is consistent with the median compensation for CEO's in comparable companies. Factors reviewed by the Compensation Committee's assessment of the Company's and the CEO's performance include individual performance, growth in revenue and expense management and implementation of the Company's business strategy.

	Compliance With Internal Revenue Code Section 162(m).

	One of the factors the Compensation Committee considers in connection with compensation matters is the anticipated tax treatment to Hemispherx and to the executives of the compensation arrangements. The deductibility of certain types of compensation depends upon the timing of an executive's vesting in, or exercise of, previously granted rights.
Moreover, interpretation of, and changes in, the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. Accordingly, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives.

This report submitted by the Compensation Committee of the
              Company's Board of Directors.

                 Ransom W. Etheridge
                  Richard C. Piani

COMPARATIVE STOCK PERFORMANCE GRAPH

The Company's common stock since
December 31, 1996 to the cumulative total returns of (I) the Standard &Poor's Smallcap 600 Index and (ii) a peer group index for the same period, assuming an investment of $100 in each of the Company's common stock, the Standard & Poor's Smallcap 600 Index and the peer group index.

   (In the printed proxy statement a graph appears depicting the following plot points)

	  ASSUMES $100 INVESTED ON JAN. 1, 1996
	      ASSUMES DIVIDEND REINVESTED
            FISCAL YEAR ENDING DEC. 31, 2001

                                  INDEXED RETURNS
                           BASE   YEARS ENDING
                           PERIOD
COMPANY NAME/INDEX         DEC96  DEC97  DEC98  DEC99  DEC00  DEC01
------------------------   ------ -----  -----  -----  -----  -----
HEMISPHERX BIOPHARMA, INC.  100   180.53 305.56 441.67 211.11 200.00
S&P SMALL CAP 600 INDEX     100   125.58 123.95 139.32 155.76 165.94
PEER GROUP                  100   119.49 127.67 145.05 224.04 365.89

PEER GROUP COMPANIES
--------------------------------------------------------------------
GILEAD SCIENCES INC.
ISIS PHARMACEUTICALS INC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth as of June 10, 2002, the number and percentage of outstanding shares of common stock beneficially owned by each of our directors and the Named Executives; and all of our officers and directors as a group.
As of June 10, 2002, there were no persons, individually or as a group, known to Hemispherx to be deemed the beneficial owners of five percent or more of the issued and outstanding common stock.

OFFICERS, DIRECTORS AND   SHARES BENEFICIALLY  % OF SHARE BENEFICIALLY
PRINCIPAL STOCKHOLDERS    OWNED                OWNED (1)

William A. Carter, M.D.   (2)   4,073,968       11.3
Robert E. Peterson        (3)     210,574        *
Ransom W. Etheridge       (4)     112,118        *
Richard C. Piani          (5)     101,355        *
Iraj-Eqhbal Kiani         (6)      24,000        *
William M. Mitchell, M.D. (7)      75,640        *
David R. Strayer, M.D.    (8)      87,246        *
Josephine M. Dolhancryk   (9)      79,604        *
Carol A. Smith            (10)     14,291        *

All directors and
executive officers
as a group (9 persons)          4,778,796       13.0
________________________
* Less than 1%

(1)	For purposes of this table, a person or group of persons is
deemed to have "beneficial ownership" of any shares of Common stock which such person has the right to acquire within 60 days of June 10, 2002. For purposes of computing the percentage of outstanding shares of Common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, Hemispherx believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own.

(2) Includes (i) an option to purchase 73,728 shares of common stock from Hemispherx at an exercise price of $2.71 per share and expiring on August 8, 2004, (ii) Rule 701 Warrants to purchase 1,400,000 shares of common stock at a price of $3.50 per share, expiring on September 30, 2002; (iii) warrants to purchase 465,000 shares of Common stock at $1.75 per share issued in connection with the 1995 Standby Financing Agreement and expiring on June 30, 2005 ; (iv) 340,000 common stock warrants exercisable at $4.00 per share and expiring on January 1, 2003; (v) 170,000 common stock warrants exercisable at $5.00 per share and expiring on January 2, 2003; (vi) 25,000 warrants to purchase common stock at $6.50 per share and expiring on September 17, 2004;
(vii) 25,000 warrants to purchase common stock at $8.00 per share and expiring on September 17, 2004; (viii) 100,000 warrants to purchase common stock at $6.25 per share and expiring on April 8, 2004, (ix) 20,000 warrants to purchase common stock at $4.00 per share expiring January 1, 2003,
(x) 188,325 common stock warrants exercisable at $6.00 per share and expiring on February 22, 2006; (xi) 188,325 common stock warrants exercisable at $9.00 per share and expiring on February 22, 2006 (xii) 300,000 common stock warrants granted in 1998 that are exercisable at $6.00 per share and expiring on January 1, 2006 (xiii) options to purchase 2,500 shares of common stock at $4.03 per share and expiring on January 3, 2011 and 776,090 shares of common stock.

(3)	Includes (i) 27,574 options to purchase common stock at an
average exercise price of $3.92 per share, expiring on July 17, 2003; (ii) warrants to purchase 50,000 shares of common stock at an exercise price of $3.50 per share, expiring on March 1, 2006; (iii) warrants to purchase 100,000 shares of common stock at $5.00 per share, expiring on April 14, 2006;
(iv) 30,000 warrants to purchase common stock at an exercise price of $5.00 per share, expiring on February 28, 2009 (v)
500 shares of common stock and 2,500 stock options exercisable at $4.03 per share.

(4)	Includes 20,000 warrants to purchase Common stock at $4.00
per share, expiring on January 1, 2003; 25,000 warrants to purchase common stock at $6.50 per share; 25,000 warrants to purchase common stock at $8.00 per share, all expiring on September 12, 2004 and 42,118 shares of common stock.

(5) Includes (i) 20,000 warrants to purchase common stock at $4.00 per share, expiring on January 1, 2003; (ii) warrants to purchase 25,000 shares of common stock at $6.50 per share;
(iii) 25,000 warrants to purchase common stock at $8.00 per share, all expiring on September 17, 2004; (iv) 8,847 shares of common stock owned by Mr. Piani (v) 12,900 shares of common stock owned jointly by Mr. And Mrs. Piani; (vi)
5,000 shares of common stock owned by Mrs. Piani and options to purchase 4,608 shares of common stock at $4.34 per share expiring on December 11, 2002.

(6) Consists of 12,000 warrants to purchase common stock at $3.86 per share, expiring on April 30, 2005 and 12,000 shares of Common Stock.

(7) Includes warrants to purchase 12,000 shares of common stock at $6.00 per share, expiring on August 25, 2003; 25,000 warrants to purchase 25,000 shares at $6.50 per share; 25,000 warrants to purchase common stock at $8.00 per share all expiring on September 17, 2004 and 13,640 shares of common stock.

(8) Includes (i) stock options to purchase 20,000 shares of common stock at $3.50 per share; (ii) 50,000 warrants to purchase common stock at $4.00 per share; (iii) 2,500 stock options exercisable at $4.03 per share and expiring on January 3, 2011 and; (iv) 14,746 shares of common stock.

(9) Includes (i) 50,000 warrants to purchase common stock at an exercise price of $3.50 per share, expiring on March 1, 2006;
(ii) 5,000 warrants to purchase common stock at $4.00 per share, expiring on June 7, 2003; (iii) 7,104 options to purchase common stock at $3.50 per share expiring January
22, 2007; (iv) options to purchase 2,500 shares of common stock at $4.03 per share expiring on January 3, 2011 and; (v)
15,000 shares of common stock.

(10) Consists of 5,000 warrants to purchase common stock at $4.00 per share expiring June 7, 2003; 6,791 stock options exercisable at $3.50 expiring January 22, 2007 and options to purchase 2,500 shares off common stock at $4.03 per share expiring on January 3, 2011.

	          PROPOSAL NO. 2

	RATIFICATION OF SELECTION OF AUDITORS

	The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of BDO Seidman, LLP as independent auditors of Hemispherx for the fiscal year ending December 31, 2002 subject to ratification by the stockholders. BDO Seidman, LLP has served as Hemispherx's independent auditors since June, 2000.

	The firm of KPMG LLP audited the consolidated balance sheets of Hemispherx and its subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999.

	KPMG LLP informed the Company on May 3, 2000 that the client-auditor relationship was ceased. On May 3, 2000, with the prior approval of the Board of Directors, the Company informed KPMG that the client-auditor relationship with the Company had ceased and on May 10, 2000 filed a Form 8-K with the SEC, which Form 8-K is hereby incorporated by reference and a copy of which is available, at no charge, from the Secretary.

	The reports of KPMG LLP on our financial statements for the years ended December 31, 1998 and December 31,1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the years ended December 31,1998 and 1999 and, prior to the disengagement of KPMG LLP, we had no disagreements with KPMG LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their report on the consolidated financial statement for such years.

	On June 5, 2000, pursuant to a vote of the Board of Directors, the firm BDO Seidman, LLP was selected to audit the financial statements of Hemispherx for the year ending December 31, 2000, which was ratified by the stockholders of the Company at its 2000 Annual Meeting of Stockholders.

	At the Annual Shareholder's Meeting on August 24, 2001 and pursuant to the recommendation of the Audit Committee of the Board of Directors, shareholders ratified the appointment of the firm of BDO Seidman, LLP, as independent accountants, to audit the financial statements of the Company for the year end December 31, 2001.

	All audit services provided by BDO Seidman, LLP are approved by the Audit Committee. During 2001, BDO
Seidman, LLP performed certain non-audit services for the Company. A summary of the audit and non-audit fees paid to BDO Seidman, LLP in 2001 is as follows:

	Audit Fees - The aggregate fees billed by BDO Seidman,
LLP for professional services rendered for the audit of the Company's financial statements for the year ending December
31, 2001 and limited reviews of the Company's quarterly filings with the SEC was approximately $92,157.

	All Other Fees - The aggregate fees billed to the Company by BDO Seidman, LLP for all other services, such as financing and taxes, was approximately $6,407.

	The Audit Committee has considered whether the provision by BDO Seidman, LLP of the non-audit services discussed above under "All Other Fees" is compatible with maintaining BDO Seidman LLP's independence and has concluded that providing such services is compatible with that firm's independence from the Company and its management.

	The Board of Directors considers BDO Seidman, LLP to be well qualified to serve as the independent public accountants of the Company. If, however, the shareholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors may, but is not required to, reconsider the appointment. It is anticipated that a representative of BDO Seidman, LLP will be present at the Annual Meeting and will be available to respond to appropriate questions.

	The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. Under Delaware law, there are no rights of appraisal or dissenter's rights, which arise as a result of a vote to ratify the selection of auditors.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST
INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A
VOTE "FOR" APPROVAL THEREOF.

	        GENERAL

	Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of all directors nominated and FOR Proposal No. 2.

	The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

	IT IS IMPORTANT THAT PROXIES BE RETURNED
PROMPTLY.  WE URGE YOU TO FILL IN, SIGN AND
RETURN THE ACCOMPANYING FORM OF PROXY IN
THE PREPAID ENVELOPE PROVIDED, NO MATTER
HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

			By Order of the Board of Directors,
			Ransom W. Etheridge, Secretary


Philadelphia, Pennsylvania
June 24, 2002